EXHIBIT 11


                          NORTHWEST NATURAL GAS COMPANY
                 Statement re: Computation of Per Share Earnings
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                                  Three Months Ended           Nine Months Ended
                                                                      Sept. 30,                    Sept. 30,
                                                                -----------------------      -----------------------
                                                                   2002       2001               2002        2001
                                                                -----------------------      -----------------------

Earnings (Loss) Applicable to Common Stock                      $  (6,590)   $  (5,571)      $   23,680    $  23,989

     Debenture Interest Less Taxes                                     72           93              217          280
                                                                ---------    ---------       ----------    ---------
Net Income (Loss) Available for Diluted Common
   Stock                                                        $  (6,518)   $  (5,478)      $   23,897    $  24,269
                                                                =========    =========       ==========    =========

Average Common Shares Outstanding                                  25,492       25,133           25,389       25,148

     Stock Options                                                     66           40               60           33
     Convertible Debentures                                           328          425              328          425
                                                                ---------    ---------       ----------    ---------
Diluted Common Shares                                              25,886       25,598           25,777       25,606
                                                                =========    =========       ==========    =========

Diluted Earnings (Loss) per Share of Common Stock               $   (0.26)   $   (0.22)      $     0.93    $    0.95
                                                                =========    =========       ==========    =========
